EXHIBIT 3
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                         [Deloitte & Touche Letterhead]





                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Annual Report of The Descartes Systems Group Inc. on Form 40-F for the year ended January 31, 2003 of our report dated March 10, 2003, except for Note 19(a) which is as of May 6, 2003 and Notes 19(b) and (c) which are as of May 12, 2003.

We also consent to the incorporation by reference in this Registration Statements (Nos. 333-10666, 333-11636, 333-13058, 333-13746, 333-13768 and
333-89694) of The Descartes Systems Group Inc. on Form S-8 of our report dated March 10, 2003, except for Note 19(a) which is as of May 6, 2003 and Notes 19(b) and (c) which are as of May 12, 2003, appearing in the Annual Report on Form 40-F of The Descartes Systems Group Inc. for the year ended January 31, 2003.


/s/ Deloitte & Touche LLP


Chartered Accountants
Kitchener, Canada
June 20, 2003